UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INFORMATION SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5261587
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Four Stamford Plaza, 107 Elm St., Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for one share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-136536

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

                This amended Form 8-A is being filed to reflect the voluntary delisting of the securities of Information Services Group, Inc. (“ISG”) from the American Stock Exchange and their listing on The Nasdaq Stock Market, LLC, effective as of the opening of trading on February 1, 2008.  The securities originally registered are the units, common stock and warrants of ISG. The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-136536), filed with the Securities and Exchange Commission on August 11, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant’s Form S-1, File No. 333-136536)

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 of Registrant’s Form 8-K, File No. 001-33287, filed on January 9, 2008)

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Form S-1, File No. 333-136536)

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of Registrant’s Form S-1, File No. 333-136536)

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of Registrant’s Form S-1, File No. 333-136536)

4.4

Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant dated as of February 6, 2007 (incorporated by reference to Exhibit 4.4 of Registrant’s Form S-1, File No. 333-136536)

4.5	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.5 of Registrant’s Form S-1, File No. 333-136536)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2008	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer